Exhibit 3.135
State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     “SNAPPLE BEVERAGE CORP.”, A DELAWARE CORPORATION, WITH AND INTO “SNAPPLE HOLDING CORP.” UNDER THE NAME OF “SNAPPLE BEVERAGE CORP.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIRST OF DECEMBER, A.D. 1992, AT 9 O’CLOCK A.M.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

2286552 8100M	AUTHENTICATION:	8453039

971147632	DATE:	05-05-97

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/21/1992 923565138 – 2286552
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
SNAPPLE BEVERAGE CORP.
INTO
SNAPPLE HOLDING CORP.
(PURSUANT TO SECTION 253 OF THE GENERAL
CORPORATION LAW OF DELAWARE)
     Snapple Holding Corp., a Delaware corporation (the “Corporation”) does hereby certify:
     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Snapple Beverage Corp., a Delaware corporation.
     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 10th day of December, 1992, determined to merge into itself Snapple Beverage Corp. on the conditions set forth in such resolutions:
     WHEREAS, this Board of Directors has previously determined that it is in the best interest of the Corporation to raise additional equity capital pursuant to a public offering (the “Offering”) of up to 4,400,000 shares of the Corporation’s Common Stock, $.01 par value per share (“Common Stock”);
RESOLVED:	That, simultaneously with the consummation of the Offering, the Corporation merge into itself its wholly-owned subsidiary, Snapple Beverage Corp., and assume all said subsidiary’s liabilities and obligations; and that this Corporation change its name to “Snapple Beverage Corp.” at the effective time of the merger.

FURTHER RESOLVED:
That the president or any vice president and the secretary or any assistant secretary of this Corporation he and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said Snapple Beverage Corp. into this Corporation and to assume said subsidiary’s liabilities and obligations and that the Corporation change its name to “Snapple Beverage Corp.” at the effective time of the merger and the date of adoption thereof and to file the same in the office of the Secretary of State of the State of Delaware and a certified copy thereof in the office of the Recorder of Deeds of Newcastle.

     IN WITNESS WHEREOF, said Snapple Holding Corp. has caused its corporate seal to be affixed and this certificate to be signed by C. Hunter Boll, its Vice President, and attested by Steven M. Peck, its Assistant Secretary, this 21st day of December, 1992.

SNAPPLE HOLDING CORP.

By:	/s/ C. Hunter Boll C. Hunter Boll
Vice President
ATTEST:

By: /s/ Steven M. Peck Steven M. Peck
Assistant Secretary
8603s